Exhibit 99.1

Capricor Therapeutics Completes Submission of Biologics License Application to the U.S. FDA for Deramiocel for the Treatment of Duchenne Muscular Dystrophy

-If approved, deramiocel would be first approved therapy for Duchenne muscular dystrophy cardiomyopathy-

-BLA submission triggers $10 million milestone payment to Capricor from Nippon Shinyaku-

SAN DIEGO, Jan. 2, 2025 -- Capricor Therapeutics (NASDAQ: CAPR), a biotechnology company developing transformative cell and exosome-based therapeutics for the treatment of rare diseases, today announced the completion of the submission of its Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) seeking full approval for deramiocel, an investigational cell therapy, to treat patients diagnosed with Duchenne muscular dystrophy (DMD) cardiomyopathy.

"The submission of the BLA marks a pivotal step for Capricor and those impacted by DMD. This BLA is the culmination of a body of work that has been focused on bringing this potentially transformational therapy to those patients in need," said Linda Marbán, Ph.D., Chief Executive Officer of Capricor. “We believe that the strength of this application is that deramiocel has shown in multiple clinical trials attenuation of the cardiac implications of DMD. We look forward to working with the FDA throughout the review process to support this potential approval.”

The full submission of the rolling BLA was completed as the Company had previously guided in late December 2024 and is supported by Capricor’s existing cardiac data from its Phase 2 HOPE-2 and HOPE-2 Open Label Extension (OLE) trials compared to natural history data from an FDA funded and published dataset on the implications of DMD cardiomyopathy and potential biomarkers of disease progression. Capricor has requested a priority review, which, if granted, would reduce the review timeline from the standard 10-month to a priority 6-month review from the date the submission is accepted by the FDA.

In conjunction with this achievement, Capricor will receive a milestone payment of $10 million from its distribution partner, Nippon Shinyaku Co., Ltd., under the terms of its U.S. Commercialization and Distribution Agreement.

Deramiocel for the treatment of DMD, has received Orphan Drug Designation from the FDA and European Medicines Agency (EMA). The regulatory pathway for deramiocel is supported by RMAT (Regenerative Medicine Advanced Therapy Designation) in the U.S. and the Advanced Therapy Medicinal Product (ATMP) Designation in the European region. In addition, if Capricor were to receive FDA marketing approval for deramiocel regarding the treatment of DMD, Capricor would be eligible to receive a Priority Review Voucher (PRV) based on its previous receipt of a rare pediatric disease designation.

About Deramiocel

Deramiocel (CAP-1002) consists of allogeneic cardiosphere-derived cells (CDCs), a population of stromal cells that have been shown in preclinical and clinical studies to exert potent immunomodulatory, antifibrotic and regenerative actions in dystrophinopathy and heart failure. CDCs act by secreting extracellular vesicles known as exosomes, which target macrophages and alter their expression profile so that they adopt a healing, rather than a pro-inflammatory, phenotype. CDCs have been the subject of over 100 peer-reviewed scientific publications and have been administered to over 200 human subjects across several clinical trials.

About Duchenne Muscular Dystrophy

Duchenne muscular dystrophy (DMD) is a devastating genetic disorder characterized by progressive weakness and chronic inflammation of the skeletal, heart and respiratory muscles with mortality at a median age of approximately 30 years. It is estimated that DMD occurs in approximately one in every 3,500 male births and that the patient population is estimated to be approximately 15,000-20,000 in the United States. DMD pathophysiology is driven by the impaired production of functional dystrophin, which normally functions as a structural protein in muscle. The reduction of functional dystrophin in muscle cells leads to significant cell damage and ultimately causes muscle cell death and fibrotic replacement. In DMD patients, heart muscle cells progressively die and are replaced with scar tissue. This cardiomyopathy eventually leads to heart failure, which is currently the leading cause of death among those with DMD. Treatment options are limited and there is no cure.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a biotechnology company dedicated to advancing transformative cell and exosome-based therapeutics to redefine the treatment landscape for rare diseases. At the forefront of our innovation is our lead product candidate, deramiocel (CAP-1002), an allogeneic cardiac-derived cell therapy. Extensive preclinical and clinical studies have shown deramiocel to demonstrate immunomodulatory, antifibrotic, and regenerative actions specifically tailored for dystrophinopathies and heart disease. Deramiocel is currently in late-stage development for the treatment of Duchenne muscular dystrophy. Capricor is also harnessing the power of its exosome technology, using its proprietary StealthX™ platform in preclinical development focused on the areas of vaccinology, targeted delivery of oligonucleotides, proteins and small molecule therapeutics to potentially treat and prevent a diverse array of diseases. At Capricor, we stand committed to pushing the boundaries of possibility and forging a path toward transformative treatments for those in need. For more information, visit capricor.com, and follow Capricor on Facebook, Instagram and Twitter.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor’s product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including the ability to obtain regulatory approvals or otherwise bring products to market; manufacturing capabilities; dates for regulatory meetings; statements about our financial outlook; the ability to achieve product milestones and to receive milestone payments from commercial partners; plans regarding current and future collaborative activities and the ownership of commercial rights; potential future agreements; scope, duration, validity and enforceability of intellectual property rights; future revenue streams and projections; expectations with respect to the expected use of proceeds from the recently completed offerings and the anticipated effects of the offerings; and any other statements about Capricor’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor’s business is set forth in Capricor’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on March 11, 2024, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the Securities and Exchange Commission on November 14, 2024. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

Capricor has entered into an agreement for the exclusive commercialization and distribution of deramiocel (CAP-1002) for DMD in the United States and Japan with Nippon Shinyaku Co., Ltd. (U.S. subsidiary: NS Pharma, Inc.), subject to regulatory approval. Deramiocel is an Investigational New Drug and is not approved for any indications. None of Capricor’s exosome-based candidates have been approved for clinical investigation.

For more information, please contact:

Capricor Media Contact:

Raquel Cona

KCSA Strategic Communications

rcona@kcsa.com

212.896.1204

Capricor Company Contact:

AJ Bergmann, Chief Financial Officer

abergmann@capricor.com

858.727.1755